      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 2001.

                                                  REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                             THE COCA-COLA COMPANY
             (Exact name of registrant as specified in its charter)
                             ---------------------

                   DELAWARE                                        58-0628465
           (State of Incorporation)                   (I.R.S. Employer Identification No.)

                              ONE COCA-COLA PLAZA
                             ATLANTA, GEORGIA 30313
                                 (404) 676-2121
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                             DEVAL L. PATRICK, ESQ.
                          EXECUTIVE VICE PRESIDENT AND
                                GENERAL COUNSEL
                             THE COCA-COLA COMPANY
                              ONE COCA-COLA PLAZA
                             ATLANTA, GEORGIA 30313
                                 (404) 676-2121
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                WITH A COPY TO:

                              CAROL C. HAYES, ESQ.
                           SENIOR FINANCE COUNSEL AND
                              ASSISTANT SECRETARY
                             THE COCA-COLA COMPANY
                              ONE COCA-COLA PLAZA
                             ATLANTA, GEORGIA 30313
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
        TITLE OF SECURITIES              AMOUNT TO       OFFERING PRICE     AGGREGATE OFFERING        AGGREGATE
          TO BE REGISTERED             BE REGISTERED       PER UNIT(1)           PRICE(1)         REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common stock, par value $.25 per
  share                               120,000 shares         $46.75             $5,610,000             $1,403
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low sales prices per share of common stock of The Coca-Cola Company as reported on the New York Stock Exchange composite transactions reported in the Wall Street Journal on April 27, 2001.
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION. THIS PROSPECTUS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE SUCH OFFER OR SALE IS UNLAWFUL.

                       SUBJECT TO COMPLETION, MAY 1, 2001

PROSPECTUS

                                 120,000 SHARES

                          [THE COCA-COLA COMPANY LOGO]

                           -------------------------

                                  COMMON STOCK
                            PAR VALUE $.25 PER SHARE

                           -------------------------

     This prospectus relates to an aggregate of up to 120,000 shares of our common stock which may be issued upon the exercise of certain options to acquire our common stock. These options will be issued as part of the settlement of a class action lawsuit originally filed as a single action in December 1998. The options entitle the holders thereof to purchase shares of our common stock at exercise prices ranging from $48.875 to $65.875 per share until the expiration of the options. The options expire at various times in accordance with the terms of the settlement agreement.

     The final allocation of options to be granted at specific exercise prices has not been determined. However, assuming the options are exercised in full for cash, we estimate that the aggregate proceeds we will receive upon the exercise of the options will be no more than $7.9 million, before deducting estimated expenses of $126,000. We will pay all expenses with respect to this offering.

     Our common stock is listed for trading on the New York Stock Exchange under the symbol "KO." On April 30, 2001, the closing price of our common stock on the New York Stock Exchange was $46.19.

                           -------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------

                The date of this prospectus is           , 2001.

                               TABLE OF CONTENTS

Where You Can Find More Information.........................    2
Cautionary Note Regarding Forward-Looking Statements........    3
The Company.................................................    5
Use of Proceeds.............................................    5
Plan of Distribution........................................    5
Description of Common Stock.................................    6
Legal Matters...............................................    6
Experts.....................................................    6

                      WHERE YOU CAN FIND MORE INFORMATION

     You may obtain from the SEC, through the SEC's web site or at the SEC offices mentioned in the following paragraph, a copy of the registration statement, including exhibits, that we have filed with the SEC to register the securities offered under this prospectus. The registration statement may contain additional information about our company and the securities we are offering that may be important to you.

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains regional offices where you can copy the reports. These are located at 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You also can obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange located at 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

     We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus have been issued as described in this prospectus:

     - our annual report on Form 10-K for the year ended December 31, 2000;

     - our quarterly report on Form 10-Q for the three months ended March 31, 2001;

     - our current report on Form 8-K filed on February 21, 2001; and

     - the description of our common stock which is contained in our registration statement on Form 8-A filed under the Securities Exchange Act of 1934, including all amendments and reports filed for the purpose of updating such description.

     You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address: Office of the Secretary, The Coca-Cola Company, One Coca-Cola Plaza, Atlanta, Georgia 30313; telephone: (404) 676-2121.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. THESE SECURITIES ARE ONLY BEING OFFERED IN STATES WHERE THE OFFER IS PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATES ON THE FRONT OF THIS PROSPECTUS.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain written and oral statements made by us or our subsidiaries or with the approval of one of our authorized executive officers may constitute "forward-looking statements" as defined under the United States Private Securities Litigation Reform Act of 1995, including statements made in this prospectus and any other documents that we file with the SEC. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. All statements which address operating performance, events or developments that we expect or anticipate will occur in the future -- including statements relating to volume growth, share of sales and earnings per share growth and statements expressing general optimism about future operating results -- are forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. As and when made, our management believes that these forward-looking statements are reasonable. However, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     The following are some of the factors that could cause our actual results to differ materially from the expected results described in or underlying our forward-looking statements:

     - Our ability to generate sufficient cash flows to support capital expansion plans, share repurchase programs and general operating activities.

     - Changes in the nonalcoholic beverages business environment. These include, without limitation, competitive product and pricing pressures and our ability to gain or maintain share of sales in the global market as a result of actions by competitors. While we believe our opportunities for sustained, profitable growth are considerable, factors such as these could impact our earnings, share of sales and volume growth.

     - Changes in laws and regulations, including changes in accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax law interpretations) and environmental laws in domestic or foreign jurisdictions.

     - Fluctuations in the cost and availability of raw materials and the ability to maintain favorable supplier arrangements and relationships.

     - Our ability to achieve earnings forecasts, which are generated based on projected volumes and sales of many product types, some of which are more profitable than others. There can be no assurance that we will achieve the projected level or mix of product sales.

     - Interest rate fluctuations and other capital market conditions, including foreign currency rate fluctuations. Most of our exposures to capital markets, including interest and foreign currency, are managed on a consolidated basis, which allows us to net certain exposures and, thus, take advantage of any natural offsets. We use derivative financial instruments to reduce our net exposure to financial risks. There can be no assurance, however, that our financial risk management program will be successful in reducing foreign currency exposures.

     - Economic and political conditions, especially in international markets, including civil unrest, governmental changes and restrictions on the ability to transfer capital across borders.

     - Our ability to penetrate developing and emerging markets, which also depends on economic and political conditions, and how well we are able to acquire or form strategic business alliances with local bottlers and make necessary infrastructure enhancements to production facilities, distribution networks, sales equipment and technology. Moreover, the supply of products in developing markets must match the customers' demand for those products, and, due to product price and cultural differences, there can be no assurance of product acceptance in any particular market.

     - The effectiveness of our advertising, marketing and promotional programs.

     - The uncertainties of litigation, as well as the other risks and uncertainties that we detail from time to time in our SEC filings.

     - Adverse weather conditions, which could reduce demand for our products.

The foregoing list of important factors is not exclusive.

                                  THE COMPANY

     The Coca-Cola Company is the largest manufacturer, distributor and marketer of soft drink concentrates and syrups in the world. Finished beverage products bearing our trademarks, sold in the United States since 1886, are now sold in nearly 200 countries and include the leading soft drink products in most of these countries.

     Our business is nonalcoholic beverages, principally soft drinks but also a variety of noncarbonated beverages, including juice and juice-drink products. We are one of numerous competitors in the commercial beverages market. Of the approximately 48 billion beverage servings of all types consumed worldwide every day, beverages bearing our trademarks account for more than one billion.

     We were incorporated in September 1919 under the laws of the State of Delaware and succeeded to the business of a Georgia corporation with the same name that had been organized in 1892.

     Our principal office is located at One Coca-Cola Plaza, Atlanta, Georgia 30313, and our telephone number is (404) 676-2121.

                                USE OF PROCEEDS

     The final allocation of options to be granted at specific exercise prices has not been determined. However, assuming the options are exercised in full for cash, we estimate that the aggregate proceeds we will receive upon the exercise of the options will be no more than $7.9 million, before deducting expenses payable by us which are estimated to be approximately $126,000. Any proceeds we receive from the sale of any common stock upon the exercise of options will be used for general corporate purposes.

                              PLAN OF DISTRIBUTION

     This prospectus relates to an aggregate of up to 120,000 shares of our common stock which may be issued upon the exercise of certain options to acquire our common stock. These options will be issued as part of the settlement of a class action lawsuit originally filed as a single action by one of our employees on December 23, 1998 in the United States District Court for the Northern District of Georgia. In April 1999, the single lawsuit was amended to allege that the matter was a class action. A settlement agreement with respect to the action was granted preliminary approval by the court on December 22, 2000. A final fairness hearing is expected to be held on or about May 29, 2001. We expect the court to rule on the settlement on or about June 30, 2001.

     As part of the settlement agreement, we will issue options as additional compensation with respect to the years 1996 through 1999. If an optionholder is still employed by us, the term of the options is 10 years, less the time elapsed since the date of the applicable grant, assuming that the options had been granted in 1996 through 1999, as applicable. However, if an optionholder is no longer employed by us for reasons other than retirement on the date the options are distributed, he or she must exercise his or her options within 18 months after the date of final court approval of the settlement agreement or six months from termination of employment, whichever is later. This means that the shares of our common stock underlying the options may be issued by us at various times from the date of this prospectus through 2009. The options entitle the holders thereof to purchase shares of our common stock at exercise prices ranging from $48.875 to $65.875 per share until the expiration of the options. To the extent the options are exercised for cash, the applicable exercise price will be paid to us by the optionholder at the time of exercise.

     We are registering the shares that will be issued upon exercise of the options so that such shares of common stock issued will be freely tradeable securities. However, the registration of such shares does not necessarily mean that any of such shares will be sold. The recipients of the shares of common stock to which this prospectus relates will act independently of us in making decisions with respect to any such sales of the common stock.

                          DESCRIPTION OF COMMON STOCK

     We have 5,600,000,000 authorized shares of common stock, $.25 par value per share. As of April 13, 2001, we had 2,487,370,350 shares of common stock that were issued and outstanding. All of the shares issued upon the exercise of options as described in this prospectus will be treasury shares. Each share of common stock is entitled to one vote on each matter to be voted on at meetings of our share owners. Our share owners are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available for that purpose. Upon any liquidation, dissolution or winding up of our business or affairs, our assets and funds available for distribution to our share owners will be distributed pro rata among our common share owners, after payments to our creditors and provision for the preference of any other class or series of stock having preference over our common stock upon liquidation, dissolution or winding up that may then be outstanding. Share owners have no preemptive rights to subscribe to additional shares of our common stock or other securities that may be convertible into shares of our common stock.

                                 LEGAL MATTERS

     The validity of the shares offered by this prospectus will be passed upon for us by King & Spalding. Sam Nunn, a partner of King & Spalding, is one of our directors.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included or incorporated by reference in our annual report on Form 10-K for the year ended December 31, 2000, as set forth in their reports, which are incorporated by reference in this prospectus. Our consolidated financial statements and schedule are incorporated by reference in this prospectus in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee.........  $  1,403
Accounting fees and expenses................................    10,000
Legal fees and expenses.....................................    15,000
Consulting and administrative fees..........................    80,000
Printing and engraving fees and expenses....................     2,500
Miscellaneous expenses......................................    17,097
                                                              --------
Total expenses..............................................  $126,000
                                                              ========

     All fees other than the SEC registration fee are estimated. All of the expenses of the issuance and distribution of the common stock being offered will be borne by us.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify present and former directors, officers, employees or agents for the corporation.

     1. Article Tenth of the Certificate of Incorporation of the registrant provides:

          "A. A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          "B. Any repeal or modification of Article Tenth, Paragraph A, by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification."

     2. Article Seventh of the By-Laws of the registrant provides:

          "Section 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS; INSURANCE. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          "The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          "To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the first two paragraphs of this Section or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          "Any indemnification under the first two paragraphs of this Section (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct set forth in the first two paragraphs of this Section has been met. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
     (3) by the shareholders.

          "Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized by this Section.

          "The indemnification and advancement of expenses provided by or granted pursuant to this Section shall not be deemed exclusive of any other rights to which those indemnified or those who receive advances may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          "The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Section.

          "The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

The registrant has purchased directors' and officers' liability insurance covering many of the possible actions and omissions of persons acting or failing to act in such capacities.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------
   4.1     Certificate of Incorporation of the registrant, including
           Amendment of Certificate of Incorporation, effective May 1,
           1996 -- incorporated herein by reference to Exhibit 3 of the registrant's Form 10-Q Quarterly Report for the quarter
           ended March 31, 1996. (With regard to applicable cross
           references in this report, the registrant's Current,
           Quarterly and Annual Reports are filed with the Securities and Exchange Commission under File No. 1-2217).
   4.2     By-Laws of the registrant, as amended and restated through
           February 17, 2000 -- incorporated herein by reference to
           Exhibit 3.2 of the registrant's Form 10-K annual report for the year ended December 31, 1999.
   4.3     The registrant agrees to furnish to the Securities and
           Exchange Commission, upon request, a copy of any other
           instrument defining the rights of holders of its common
           stock.
   5.1     Opinion of King & Spalding regarding the validity of the
           shares being registered.
  23.1     Consent of King & Spalding (included as part of Exhibit
           5.1).
  23.2     Consent of Ernst & Young LLP.
  24.1     Powers of Attorney.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on this 1st day of May, 2001.

                                          THE COCA-COLA COMPANY

                                          By:      /s/ GARY P. FAYARD
                                            ------------------------------------
                                                       Gary P. Fayard
                                                 Senior Vice President and
                                                  Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 1st day of May, 2001.

                                                  /s/ DOUGLAS N. DAFT
                                          --------------------------------------
                                                     Douglas N. Daft
                                              Chairman, Board of Directors,
                                          Chief Executive Officer and a Director
                                              (Principal Executive Officer)

                                                  /s/ GARY P. FAYARD
                                          --------------------------------------
                                                      Gary P. Fayard
                                                Senior Vice President and
                                                 Chief Financial Officer
                                              (Principal Financial Officer)

                                                /s/ CONNIE D. MCDANIEL
                                          --------------------------------------
                                                    Connie D. McDaniel
                                              Vice President and Controller
                                              (Principal Accounting Officer)

DIRECTORS:

*                                                        *
-----------------------------------------------------    -----------------------------------------------------
Herbert A. Allen                                         Donald F. McHenry
Director                                                 Director

*                                                        *
-----------------------------------------------------    -----------------------------------------------------
Ronald W. Allen                                          Sam Nunn
Director                                                 Director

*                                                        *
-----------------------------------------------------    -----------------------------------------------------
Cathleen P. Black                                        Paul F. Oreffice
Director                                                 Director

*                                                        *
-----------------------------------------------------    -----------------------------------------------------
Warren E. Buffett                                        James D. Robinson III
Director                                                 Director

*                                                        *
-----------------------------------------------------    -----------------------------------------------------
Susan B. King                                            Peter V. Ueberroth
Director                                                 Director

                                                         *
                                                         -----------------------------------------------------
                                                         James B. Williams
                                                         Director

*By: /s/ CAROL C. HAYES
     ------------------------------------------------
     Carol C. Hayes
     Attorney-in-Fact

Date: May 1, 2001

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER          DESCRIPTION
-------         -----------
   4.1   --     Certificate of Incorporation of the registrant, including
                Amendment of Certificate of Incorporation, effective May 1,
                1996 -- incorporated herein by reference to Exhibit 3 of the registrant's Form 10-Q Quarterly Report for the quarter
                ended March 31, 1996. (With regard to applicable cross
                references in this report, the registrant's Current,
                Quarterly and Annual Reports are filed with the Securities and Exchange Commission under File No. 1-2217).
   4.2   --     By-Laws of the registrant, as amended and restated through
                February 17, 2000 -- incorporated herein by reference to
                Exhibit 3.2 of the registrant's Form 10-K annual report for the year ended December 31, 1999.
   4.3   --     The registrant agrees to furnish to the Securities and
                Exchange Commission, upon request, a copy of any other
                instrument defining the rights of holders of its common
                stock.
   5.1   --     Opinion of King & Spalding regarding the validity of the
                shares being registered.
  23.1   --     Consent of King & Spalding (included as part of Exhibit
                5.1).
  23.2   --     Consent of Ernst & Young LLP.
  24.1   --     Powers of Attorney.